                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             POGO PRODUCING COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               GERALD A. MORTON
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                       POGO PRODUCING COMPANY
PAUL G. VAN WAGENEN
CHAIRMAN, PRESIDENT &
CHIEF EXECUTIVE OFFICER

                                               March 21, 1994

Dear Shareholders of Pogo Producing Company:

     You are cordially invited to attend the 1994 Annual Meeting of Stockholders of Pogo Producing Company (the "Company"), which will be held in the Century II Room, Stouffer Presidente Hotel, Six Greenway Plaza, Houston, Texas 77046, on Tuesday, April 26, 1994, at 10:00 a.m., CDT (Houston time).

     At the meeting you will be asked to consider and vote upon: (1) election of four directors, each for a term of three years; (2) an amendment to the Company's 1989 Incentive and Nonqualified Stock Option Plan; (3) ratification of the appointment of independent public accountants to audit the financial statements of the Company and (4) such other business as may properly come before the meeting or any adjournment thereof.

     We hope that you will find it convenient to attend the meeting in person. However, whether or not you expect to attend, in order to assure your representation at the meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy. A return envelope is provided, and no postage need be affixed if mailed in the United States.

                                               Sincerely,

                                               Paul G. Van Wagenen
                                               Chairman of the Board

5 GREENWAY PLAZA, SUITE 2700 HOUSTON, TEXAS 77046-0504
P.O. BOX 2504 HOUSTON, TEXAS 77252-2504
713/297-5000 FAX 713/297-5100

                             POGO PRODUCING COMPANY
                                 P.O. BOX 2504
                           HOUSTON, TEXAS 77252-2504

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 1994

                            ------------------------

TO THE STOCKHOLDERS OF
POGO PRODUCING COMPANY:

     Notice is hereby given that the Annual Meeting of Stockholders of Pogo Producing Company (the "Company") will be held at the Century II Room, Stouffer Presidente Hotel, Six Greenway Plaza, Houston, Texas 77046, on Tuesday, April 26, 1994, at 10:00 a.m., CDT (Houston time), for the following purposes:

        1. To elect four members of the board of directors to serve until the 1997 annual meeting;

        2. To approve an amendment to the Company's 1989 Incentive and Nonqualified Stock Option Plan (the "Stock Option Plan") principally to increase the number of shares of the Company's common stock, par value $1.00 per share, that may be offered pursuant to the Stock Option Plan from 1,500,000 to 2,500,000 shares and to limit the number of shares upon which options may be granted in any one year to any one key employee under the Stock Option Plan to no more than 150,000 shares;

        3. To approve the appointment of Arthur Andersen & Co., independent public accountants, to audit the financial statements of the Company for the year 1994; and

        4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 10, 1994 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to sign, date and return the accompanying proxy as soon as possible.

                                    By Order of the Board of Directors,

                                    RONALD B. MANNING
                                    Corporate Secretary

                             POGO PRODUCING COMPANY
                          5 GREENWAY PLAZA, SUITE 2700
                           HOUSTON, TEXAS 77046-0504
                                  713/297-5000

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the "Board of Directors") of Pogo Producing Company (the "Company") to be voted at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying notice.

     This proxy statement and the accompanying proxy card are being mailed to stockholders beginning on or about March 21, 1994. The Company will bear the costs of soliciting proxies in the accompanying form. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by officers and regular employees of the Company. The Company also expects to retain D.F. King & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies. The Company anticipates that the fees and expenses it will incur for such service will be less than $25,000. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

                                VOTING OF SHARES

     As of the close of business on March 10, 1994, the record date for determining stockholders entitled to vote at the meeting, the Company had outstanding and entitled to vote 32,542,952 shares of common stock, par value $1.00 per share ("Common Stock"). The Company has no other class of stock outstanding. Each share of Common Stock is entitled to one vote with respect to the matters to be acted upon at the meeting. Shareholders are not allowed to cumulate votes in the election of directors. The presence, in person or by proxy, of the holders of a majority of the votes represented by outstanding shares of Common Stock is necessary to constitute a quorum at the annual meeting.

     In accordance with Delaware law, a shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the annual meeting of shareholders is required to (i) elect directors to the Company's board of directors and (ii) decide any proposals that may be brought before the meeting. Abstentions from proposals are treated as votes against the particular proposal. Broker non-votes on proposals are treated as votes withheld by the beneficial holders of the applicable shares and, therefore, such shares are treated as not voting on the proposal as to which there is the broker non-vote.

     All duly executed proxies received before the meeting will be voted in accordance with the choices specified thereon. As to a matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (1) FOR the election as directors of the four nominees listed herein, (2) FOR the amendment to the 1989 Incentive and Nonqualified Stock Option Plan described below, (3) FOR the appointment of Arthur Andersen & Co., independent public accountants, to audit the financial statements of the Company for 1994 and (4) in the discretion of such persons in connection with any other business that may properly come before the meeting.

                            REVOCABILITY OF PROXIES

     Stockholders have the unconditional right to revoke their proxies at any time prior to the voting of their proxies at the annual meeting by (i) filing a written revocation with the secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Stockholders, (ii) giving a duly executed proxy bearing a later date, or (iii) attending the annual meeting and voting in person. Attendance by stockholders at the annual meeting will not, of itself, revoke their proxies.

                           ELECTION OF FOUR DIRECTORS

     Unless contrary instructions are set forth on the proxies, it is intended that the persons named in the proxy will vote all shares represented by proxies FOR the election as directors of Messrs. Tobin Armstrong, Gerrit W. Gong, John Stuart Hunt and Jack A. Vickers, each of whom is presently a director of the Company.

     If the four nominees are elected at this meeting, each will serve for a term of three years ending in 1997. The Restated Certificate of Incorporation of the Company provides for the classification of the Board of Directors into three classes having staggered terms of three years each. The nine continuing directors named below will not be required to stand for election at this meeting, as their present terms expire in either 1995 or 1996. Should any of Messrs. Armstrong, Gong, Hunt or Vickers become unable or unwilling to accept nomination or election, the persons acting under the proxy will vote for the election, in his stead, of such other person as the Board of Directors may recommend. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. Proxies cannot be voted for more than the four nominees listed below.

NOMINEES

     The following table sets forth information concerning the four nominees for election as directors at the 1994 Annual Meeting, including the business experience of each during the past five years and the number of shares of Common Stock beneficially owned by each based on information as of March 1, 1994.

                                    NOMINEES

                                                                              COMMON STOCK
                                                                              BENEFICIALLY
                                                                                OWNED(1)
                                                                           ------------------
                                                                           NUMBER       PERCENT
                                                                             OF          OF
                      NAME AND BUSINESS EXPERIENCE                         SHARES       CLASS(2)
- ------------------------------------------------------------------------   ------       -----
TOBIN ARMSTRONG has been engaged for more than five years in the           25,000(3)      *
  ranching business. He became a Director of the Company in 1977. Mr.
  Armstrong is 70 years of age.
GERRIT W. GONG is the Director for Asian Studies for the Center for        11,000(4)      *
  Strategic and International Studies, in Washington, D.C., and has
  served in that capacity for more than the last five years. From 1987 to 1989 he also served as special assistant to two U.S. ambassadors to
  China. Dr. Gong, 40, has been a Director of the Company since May,
  1993.
JOHN STUART HUNT has been engaged for more than five years in managing     12,450(5)      *
  his personal investments. He became a Director of the Company in 1983.
  Mr. Hunt, 72, is also a director of Nomeco Oil & Gas Co. and Katy
  Industries.
JACK A. VICKERS is owner of The Vickers Companies and has been engaged     20,100(3)      *
  for more than five years in managing his personal investments. Mr.
  Vickers is 68 years of age and became a Director of the Company in
  1985.

- ---------------

(1) Under regulations of the Securities and Exchange Commission (the "SEC"), shares are deemed to be "beneficially owned" by a person if he directly or indirectly has or shares the power to vote or to dispose of such shares, whether or not he has any economic interest in such shares. In addition, a person is deemed to own beneficially any shares as to which he has the right to acquire beneficial ownership within 60 days such as by exercise of an option or by conversion of another security. Each person has sole power to vote and dispose of the shares listed opposite his name except as indicated in other footnotes. Percentages are rounded to the nearest one-tenth of one percent.

(2) An asterisk indicates less than 1%.

(3) Includes 20,000 shares subject to options exercisable within 60 days.

(4) Includes 10,000 shares subject to options exercisable within 60 days.

(5) Includes 5,000 shares subject to options exercisable within 60 days. In addition, Mr. Hunt disclaims any voting or dispositive power with respect to 7,350 shares owned by his wife.

DIRECTORS WITH TERMS EXPIRING IN 1995 AND 1996

     The following table sets forth information concerning the nine directors of the Company not required to stand for re-election at the 1994 Annual Meeting, including the business experience of each during the past five years and the shares of Common Stock of the Company beneficially owned by each based on information as of March 1, 1994.

                              CONTINUING DIRECTORS

                                                                           COMMON STOCK
                                                                      BENEFICIALLY OWNED(1)
                                                                     ------------------------
                                                                      NUMBER          PERCENT
                                                                        OF              OF
                    NAME AND BUSINESS EXPERIENCE                      SHARES          CLASS(2)
  ----------------------------------------------------------------   --------         -------
  JACK S. BLANTON has been President of Eddy Refining Company          27,000(3)         *
    since 1958 and is Chairman of the Board of Houston Endowment,
    Inc. Mr. Blanton, 66, was elected to the Board of Directors of the Company in 1991 and his present term expires in 1995. He also serves as a director of Ashland Oil, Inc., Texas Commerce
    Bancshares, Inc., Southwestern Bell Corporation, Baker Hughes,
    Incorporated and Burlington Northern, Inc.
  W.M. BRUMLEY, JR., was Senior Vice President - Administration        70,467(4)         *
    and Accounting of the Company and a member of the Executive
    Committee from 1977 to 1989. Since 1989, he has managed his personal investments. Mr. Brumley has been a Director of the
    Company since 1977 and his present term expires in 1996. He is
    65 years of age.
  JOHN B. CARTER, JR., was elected to his current term as a            79,253(5)         *
    Director of the Company in 1990 and his present term expires in 1996. From 1987 to 1990, Mr. Carter was an Advisory
    Director of the Company. Prior to 1987, Mr. Carter was Senior
    Vice President - Finance of the Company, a Director and a
    member of the Executive Committee. Mr. Carter, 69, is also chairman of Houston National Bank.
  WILLIAM L. FISHER has been the Director of the Bureau of             15,000(3)         *
    Economic Geology and the Director of the Geology Foundation at
    the University of Texas at Austin for more than five years.
    Dr. Fisher was formerly the Assistant Secretary - Energy and
    Minerals of the U.S. Department of the Interior. Dr. Fisher,
    61, became a Director of the Company in February 1992 and his present term expires in 1995. He is also a director of Diamond
    Shamrock, Inc.
  WILLIAM E. GIPSON, was President and Chief Operating Officer of     109,212(6)         *
    the Company from 1977 until his retirement in 1989. Since
    then, he has been an independent petroleum geologist and
    rancher. He has been a Director of the Company since 1970 and his present term expires in 1995. Mr. Gipson is 69 years of age. He also serves as a director of St. George Metals, Inc.

                                             (Table Continued on following page)

                                                                           COMMON STOCK
                                                                      BENEFICIALLY OWNED(1)
                                                                     ------------------------
                                                                      NUMBER          PERCENT
                                                                        OF              OF
                    NAME AND BUSINESS EXPERIENCE                      SHARES          CLASS(2)
  ----------------------------------------------------------------   --------         -------
  FREDERICK A. KLINGENSTEIN has been chairman of Klingenstein,       2,602,127(7)(8)   8.0%
    Fields & Co., L.P., an investment advisory firm, since January
    1, 1989. He served as Chairman and Chief Executive Officer of
    Wertheim Schroder & Co. Incorporated from 1972 until 1986 and as Co-chairman and a director of such firm from 1986 until
    1988. Mr. Klingenstein, 62, has been a Director of the Company since 1987. His present term expires in 1996.
  NICHOLAS R. PETRY is Chairman of the Board of Petry Company and      71,000(7)         *
    Managing Partner of N.G. Petry Construction Company and Mill
    Iron Ranches. He has been engaged in such businesses for more than five years. He has served as a Director of the Company since 1981 and his present term expires in 1995. Mr. Petry,
    75, is also a director of First Bank System, Inc.
  D. STEPHEN SLACK has been Senior Vice President, Chief Financial     50,451(9)         *
    Officer and Treasurer of the Company since 1988 and a Director of the Company since 1989. His present term expires in 1995.
    Mr. Slack was, from 1982 until 1988, regional manager of the
    Southwest Energy and Minerals Division of Chemical Bank of New
    York. He is 44 years of age.
  PAUL G. VAN WAGENEN became Chairman of the Board and Chief           99,335(10)        *
    Executive Officer of the Company in March 1991. He had
    previously been elected President of the Company in 1990. From
    1986 to 1990, he served as Senior Vice President and General
    Counsel of the Company. Mr. Van Wagenen, 48, became a Director of the Company in 1988. His present term expires in 1996.

- ---------------

 (1) See note 1 to table entitled "Nominees."

 (2) An asterisk indicates less than 1%.

 (3) Includes 15,000 shares subject to options exercisable within 60 days.

 (4) The shares listed include 1,873 shares which could be acquired upon conversion of 8% Convertible Subordinated Debentures Due December 31, 2005 of the Company (the "Convertible Debentures") and 51,250 shares subject to options exercisable within 60 days.

 (5) The shares listed include 4,253 shares which could be acquired upon conversion of Convertible Debentures and 40,000 shares subject to options exercisable within 60 days.

 (6) Includes 42,000 shares of Common Stock subject to options exercisable within 60 days, 5,800 shares of Common Stock held in trust by Mr. Gipson for the benefit of his children and 1,266 shares which could be acquired upon conversion of Convertible Debentures.

 (7) Includes 20,000 shares subject to options exercisable within 60 days.

 (8) See note (3) to table entitled "Principal Stockholders."

 (9) Includes 7,027 shares of Common Stock held under the Company's tax-advantaged savings plan, 100 shares held by him in trust for the benefit of his children, 950 shares held by a trust for the benefit of his children and 30,500 shares of Common Stock subject to options exercisable within 60 days.

(10) The shares listed include 9,751 shares held for Mr. Van Wagenen's account under the Company's tax-advantaged savings plan and 58,333 shares subject to options exercisable within 60 days.

ORGANIZATION AND ACTIVITY OF THE BOARD OF DIRECTORS

     In addition to the Executive Committee, comprised of Messrs. Van Wagenen (Chairman), Carter, Klingenstein, Petry and Slack, the Board of Directors has an Audit Committee comprised of Messrs. Hunt (Chairman), Brumley, Fisher, Gipson and Gong and a Compensation Committee comprised of Messrs. Carter (Chairman), Armstrong, Blanton, Klingenstein and Petry. The functions of the Audit Committee are to recommend to the Board of Directors the firm of independent public accountants to be engaged to audit the financial statements of the Company, to review the plan and scope of the audit, to review with the auditors and Company officers the Company's significant accounting policies and its internal controls, and to have general responsibility in connection with related matters. The Compensation Committee approves any form of compensation of all employees of the Company; administers the granting of employment contracts to certain officers of the Company; and administers the granting of stock options to certain key employees under the Company's Stock Option Plans. The Board of Directors has no standing nominating committee.

     The Board of Directors held four meetings during 1993. The Audit Committee held two meetings during the year. The Compensation Committee held two meetings during the year. No incumbent director attended fewer than 75% of the total meetings held during 1993 by the Board of Directors and all committees thereof on which he served.

                  COMMON STOCK OWNED BY DIRECTORS AND OFFICERS

     The following table sets forth information regarding the Common Stock beneficially owned by each of the Company's executive officers named in the Summary Compensation Table that appears under "Executive Compensation" and all of the directors and officers of the Company as a group based on information as of March 1, 1994.

                                                                       NUMBER
                                                                      OF SHARES       PERCENT
                                                                      BENEFICIALLY     OF
                                  NAME                                OWNED(1)        CLASS(2)
    ----------------------------------------------------------------  ---------       ----
    Stuart P. Burbach...............................................     13,973        *
    Kenneth R. Good.................................................     36,142        *
    Sammie M. Shaw..................................................     52,835        *
    D. Stephen Slack................................................     50,451        *
    Paul G. Van Wagenen.............................................     99,335        *
    All directors and executive officers as a group (23 persons)....  3,405,036       10.4%

- ---------------

(1) See note (1) to table entitled "Nominees." The shares listed include: (a) shares subject to options as follows: Mr. Burbach, 9,750 shares; Mr. Good, 20,666 shares; Mr. Shaw, 26,500 shares; Mr. Slack, 30,500 shares; Mr. Van Wagenen, 58,333 shares; all directors and executive officers as a group, 475,532 shares; (b) shares held under the Tax-Advantaged Savings Plan as follows: Mr. Burbach, 4,203; Mr. Good, 14,614; Mr. Shaw, 21,335; Mr. Slack, 7,027; Mr. Van Wagenen, 9,751; all directors and executive officers as a group, 90,735 shares; and (c) shares that may be acquired upon conversion of Convertible Debentures as follows: all officers and directors as a group, 7,392 shares.

(2) An asterisk indicates less than 1%.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, with respect to each person (or "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, the number of shares beneficially owned and the percentage such number constitutes of the entire class as of March 1, 1994, or as applicable, the date of filing of the document indicated in footnote (1). To the Company's knowledge, no person or group holds 5% or more of the Company's Convertible Debentures.

                                                                   BENEFICIAL OWNERSHIP(1)
                                                                   -----------------------
                                                                    SHARES           PERCENTAGE
                                                                   ---------         -----
    State Farm Mutual Automobile.................................  5,798,077(2)      17.8%
      Insurance Company
      and certain affiliates
      One State Farm Plaza
      Bloomington, Illinois 61701
    Frederick A. Klingenstein,...................................  3,497,972(3)      10.7%
      John Klingenstein and
      Klingenstein, Fields & Co., L.P.
      787 Seventh Avenue
      New York, New York 10019
    FMR Corp.....................................................  3,053,900(4)       9.4%
      and certain affiliates
      82 Devonshire Street
      Boston, Massachusetts 02109-3614
    Nicholas-Applegate Capital Management........................  1,727,925(5)       5.3%
      600 West Broadway
      San Diego, CA 92101

- ---------------

(1) See footnote (1) to table entitled "Nominees." Information in the table and footnotes is based on the most recent respective Statement on Schedule 13G or 13D or amendment thereto filed by such persons with the Securities and Exchange Commission (the "SEC"), except as otherwise known to the Company.

(2) Of such 5,798,077 shares, 3,180,145 shares are reported as beneficially owned by State Farm Mutual Automobile Insurance Company, 1,235,766 shares by State Farm Life Insurance Company, 1,235,766 shares by State Farm Insurance Companies Employee Retirement Trust and 146,400 shares by State Farm Fire & Casualty Company. The Schedule 13G filed jointly by such entities indicates that such entities may be deemed to constitute a group but states that each such person disclaims beneficial ownership as to all shares not specifically attributed to such entity in this footnote and disclaims that it is part of a group.

(3) Frederick A. Klingenstein and his brother John Klingenstein are affiliates of Klingenstein, Fields & Co., L.P. Of such 3,497,972 shares, 3,497,972 shares are reported as beneficially owned by Klingenstein, Fields & Co., L.P., 2,582,127 shares by Frederick A. Klingenstein and 2,558,544 shares by John Klingenstein. Frederick A. Klingenstein, John Klingenstein and Klingenstein, Fields & Co., L.P. each reported shared dispositive power with respect to 2,582,127 shares, 2,558,544 shares and
                                         (Footnotes continued on following page)

    3,497,972 shares, respectively, and shared voting power with respect to 1,844,835 shares, 1,996,890 shares and no shares, respectively. Frederick A. Klingenstein and John Klingenstein each reported sole voting power with respect to 737,292 shares and 561,654 shares, respectively. The shares beneficially owned by Klingenstein, Fields & Co., L.P. include 5,012 shares issuable upon conversion of Convertible Debentures. In addition, Frederick
    A. Klingenstein beneficially owns, and has sole voting and dispositive power with respect to, 20,000 shares subject to options exercisable within 60 days. Frederick Klingenstein disclaims beneficial ownership of a portion of the shares attributed to him above. John Klingenstein disclaims beneficial ownership of a portion of the shares attributed to him above. Shares attributed to each individual include shares owned jointly with his wife, by trusts of which he is the trustee and by others who have granted him a power of attorney to vote and dispose of shares.

(4) Of such 3,053,900 shares, all are reported as beneficially owned by FMR Corp., Edward C. Johnson 3d, Fidelity Management & Research Company and 3,033,900 shares are reported as beneficially owned by Fidelity Magellan Fund. FMR Corp. and Mr. Johnson each report sole dispositive power and no voting power, either sole or shared, with respect to the 3,053,900 shares. The Schedule 13G states that Mr. Johnson, together with various trusts for the benefit of Johnson family members, through their ownership of voting common stock, form a controlling group with respect to FMR Corp.

(5) Of such 1,727,925 shares, all are reported as beneficially owned by Nicholas-Applegate Capital Management ("NACM"). NACM reports sole dispositive power with respect to all 1,727,925 shares and sole voting power with respect to 409,200 shares and shared voting power with respect to no shares.

                             EXECUTIVE COMPENSATION

     I. SUMMARY COMPENSATION TABLE. The following table (the "Summary Compensation Table") sets forth certain information regarding annual and long-term compensation of each of the named executive officers of the Company during 1991, 1992 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                ANNUAL COMPENSATION           --------------------
                                         ---------------------------------           AWARDS
                                                                   OTHER      --------------------      ALL
                                                                   ANNUAL     RESTRICTED   SECURITIES  OTHER
                                                       BONUS      COMPENSATION  STOCK      UNDERLYING  COMPENSA-
  NAME AND PRINCIPAL POSITION    YEAR    SALARY($)     ($)(1)      ($)(2)      AWARDS      OPTIONS(#)  TION ($)(6)
- -------------------------------- ----    --------     --------    --------    --------     -------     ------
Paul G. Van Wagenen............. 1993    $372,492     $     --    $     --    $     --      41,042     $8,994
Director, Chairman of the Board, 1992     334,377           --          --          --      20,000      8,728
  President and Chief Executive  1991     278,133(3)        --          --          --      25,000      8,475
  Officer
D. Stephen Slack................ 1993    $241,247     $     --    $     --    $     --      20,521     $8,994
  Director, Senior Vice          1992     223,750           --          --          --      12,000      8,728
  President -- Finance and       1991     202,292           --          --          --      15,000      8,475
  Chief Financial Officer
  and Treasurer
Kenneth R. Good................. 1993    $167,500     $     --    $     --    $     --      20,521     $8,994
  Senior Vice President --       1992     150,625           --          --          --      12,000      8,728
  Land and Budgets               1991     136,875           --          --          --      10,000      8,475
Stuart P. Burbach............... 1993    $155,625     $     --    $     --    $     --       8,208     $8,994
  Vice President and             1992     140,108           --          --          --       5,000      8,728
  Offshore Division Manager      1991      84,472(4)        --          --          --      20,000      4,050
Sammie M. Shaw.................. 1993    $141,540     $     --    $     --    $     --       8,208     $8,994
  Vice President -- Operations   1992     133,540(5)        --          --          --       5,000      8,728

- ---------------

(1) The Company presently has no bonus plan.

(2) No executive received perquisites or other personal benefits in any year shown which exceeded 10% of his salary.

(3) Mr. Van Wagenen was elected Chairman and Chief Executive Officer of the Company in March 1991. He was elected President in October 1990.

(4) Mr. Burbach joined the Company in June 1991.

(5) Mr. Shaw became an executive officer of the Company in April 1992.

(6) These amounts represent Company matching contributions to the Tax-Advantaged Savings Plan (401(k) Plan).

     II. STOCK OPTION PLANS. Option Grants Table. Shown below is further information on grants of stock options during 1993 to the named executive officers which are reflected in the Summary Compensation Table above. The Board of Directors granted no stock options with stock appreciation rights in 1993.

                             OPTION GRANTS IN 1993

                               INDIVIDUAL GRANTS
- --------------------------------------------------------------------------------

                                           PERCENT
                                           OF
                                           TOTAL
                              NUMBER       OPTIONS     EXERCISE
                                OF         GRANTED     OR
                              SECURITIES    TO          BASE
                              UNDERLYING   EMPLOYEES    PRICE                             GRANT DATE
                              OPTIONS       IN         ($ PER          EXPIRATION           PRESENT
           NAME               GRANTED      1993        SHARE)(1)          DATE             VALUE(2)
- ---------------------------   ------       -----       -------       --------------      -------------
Paul G. Van Wagenen........   41,042       14.1%       $15.125        July 30, 2003        $   400,980
D. Stephen Slack...........   20,521        7.0%       $15.125        July 30, 2003            200,490
Kenneth R. Good............   20,521        7.0%       $15.125        July 30, 2003            200,490
Stuart P. Burbach..........    8,208        2.8%       $15.125        July 30, 2003             80,192
Sammie M. Shaw.............    8,208        2.8%       $15.125        July 30, 2003             80,192

- ---------------

(1) The option exercise price was 100% of the fair market value of the Common Stock on July 31, 1993, the date of grant. Conditions under which the options granted under the Stock Option Plan become exercisable are set forth in "Approval of Amendment to the 1989 Incentive and Nonqualified Stock Option Plan." Generally, options granted under the Stock Option Plan to employees become exercisable in three equal increments on each of the three anniversaries following the grant date.

(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options and applying certain assumptions thereunder, including an underlying security price on the date of grant equal to the exercise price set forth above, the expiration set forth above, a risk free rate of interest during the life of the options equal to 5.81% (the rate of interest on 10 year U.S. Treasury Bonds on the grant date of the options), that no dividends would be paid during the life of the options and volatility during the life of the options equal to 43.58% (the average monthly price volatility for the Common Stock for the four years preceding the grant date).

     1993 Option Exercises and December 31, 1993 Values Table. Shown below is information with respect to unexercised options to purchase Common Stock granted under the Company's stock option plans to the named executive officers and held by them at December 31, 1993.

 AGGREGATE OPTION EXERCISES IN 1993 AND 1993 OPTION VALUES AT DECEMBER 31, 1993

                                                          NUMBER OF                        VALUE OF
                                                         UNEXERCISED                      UNEXERCISED
                                                        OPTIONS HELD                     IN-THE-MONEY
                                                             AT                           OPTIONS AT
                             SHARES                     DECEMBER 31,                     DECEMBER 31,
                             ACQUIRED                       1993                            1993(1)
                               ON         VALUE         -------------                  -----------------
           NAME              EXERCISE    REALIZED($)    EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
- --------------------------   ------      --------       -------------                  -----------------
Paul G. Van Wagenen.......   37,750      $434,500       58,334/62,708                  $628,131/$278,562
D. Stephen Slack..........   33,500       399,750       30,500/33,521                   307,124/ 160,472
Kenneth R. Good...........   17,467       208,424       20,667/31,854                   205,232/ 141,927
Stuart P. Burbach.........       --            --       15,000/18,208                   163,229/ 117,297
Sammie M. Shaw............       --            --       26,500/13,208                   268,728/  61,672

- ---------------

(1) Based on the closing price of the Common Stock on the New York Stock Exchange on December 31, 1993 ($16.75).

     III. RETIREMENT PLAN. The Company maintains a noncontributory retirement plan (the "Retirement Plan"), covering all salaried employees, under which the Company annually makes such contributions as are actuarially necessary to provide the retirement benefits established under such plan. The following table shows estimated annual benefits payable under the Retirement Plan upon retirement at age 65, based on average annual salary during the five highest consecutive years of the ten years before retirement, to persons having the average salary levels and years of service specified in the table.

                               PENSION PLAN TABLE

AVERAGE ANNUAL                                             YEARS OF SERVICE AT RETIREMENT
SALARY BEFORE                                 --------------------------------------------------------
  RETIREMENT                                  15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
- --------------                                --------    --------    --------    --------    --------
  $100,000.................................   $ 28,807    $ 38,410    $ 48,012    $ 57,615    $ 67,217
   150,000.................................     43,807      58,410      73,012      87,615     102,217
   200,000.................................     58,807      78,410      98,012     117,615     137,217
   250,000.................................     73,807      98,410     123,012     147,615     172,217
   300,000.................................     88,807     118,410     148,012     177,615     207,217
   350,000.................................    103,807     138,410     173,012     207,615     242,217
   400,000.................................    118,807     158,410     198,012     237,615     277,217
   450,000.................................    133,807     178,410     223,012     267,615     312,217

     Benefits under the Retirement Plan are based on a percentage of employee earnings, length of service and certain other factors and are payable upon normal retirement at age 65, upon early retirement at age 55 or after termination of employment under certain circumstances. The Retirement Plan provides that annual benefits under such plan are limited to the maximum amount prescribed by section 415 of the Internal Revenue Code and annual compensation that may be taken into account beginning January 1, 1994 is limited to $150,000. Effective January 25, 1994, the Compensation Committee has authorized the Company to enter into agreements with Messrs. Van Wagenen, Slack, Good and Burbach to supplement their (and their spouses') benefits under the Retirement Plan in the event and to the extent that certain recently enacted Internal Revenue Code limitations placed on pensions that may be paid under tax-qualified retirement plans (such as the Retirement Plan) reduce the retirement benefits that would otherwise be payable to such individuals under the Retirement Plan.

     Messrs. Van Wagenen, Slack, Good, Burbach and Shaw each have approximately fourteen, six, sixteen, six, and twelve credited years of service, respectively, under the Retirement Plan. The benefits indicated in the table are not subject to reduction for Social Security benefits.

     IV. TAX-ADVANTAGED SAVINGS PLAN. The Company has a Tax-Advantaged Savings Plan (the "Savings Plan") in which all salaried employees may participate. Under the Savings Plan, a participating employee may allocate up to 10% of such employee's salary as a tax-deferred contribution (subject to a maximum dollar limitation of $8,994 for 1993), and the Company makes matching contributions of 100% of the amount contributed, up to 6% of salary.

     Funds contributed to the Savings Plan by an employee and the earnings and accretions thereon may, according to instructions from such employee, be used to purchase shares of Common Stock or to invest in certain mutual funds managed by The Vanguard Group of Investment Companies ("Vanguard"), including a money-market fund, a long-term bond fund, a balanced fund (investing in both stocks and bonds), a growth and income fund and a growth stock fund. The employee may redirect the investment of these amounts quarterly. Matching funds contributed to the Savings Plan by the Company, as well as the full account balance of each participant as of January 1, 1985, are invested only in Common Stock. All contributions to the Savings Plan are held by entities controlled by Vanguard. Participants in the Savings Plan may exercise voting rights over shares of Common Stock held in accounts established under the Savings Plan for their benefit.

     V. SUPPLEMENTAL AND EMPLOYMENT AGREEMENTS. Messrs. Van Wagenen, Slack, Good and Burbach have entered into two-year employment contracts with the Company. Such contracts provide for minimum annual salaries of $410,000, $260,000, $180,000 and $165,000 for Messrs. Van Wagenen, Slack, Good and Burbach, respectively, and continuation of coverage or participation in, as the case may be, the Company's employee benefit plans and programs during the contract term. In addition, upon termination of employment by reason of death or disability, by the Company without cause, by the employee for good reason, or within six months after certain changes in control of the Company, the employee is entitled to (i) compensation theretofore owed, (ii) three years' salary and bonus, (iii) compensation for retirement benefits that would have been earned had the employee completed the remaining term of the employment contract, (iv) coverage under the Company's compensation plans and practices for the remaining term of the employment contract and (v) payments to compensate the employee for the imposition of certain excise taxes imposed under the Internal Revenue Code on payments made to such employee in connection with a change in control of the Company.

     The Company also has a supplemental disability plan under which amounts may be payable to officers of the Company from time to time in the future. Supplemental disability amounts are in addition to existing programs and are designed to bring total monthly disability benefits to a level equal to 60% of monthly salary at the time of disability. The participants in such plan include Messrs. Van Wagenen, Slack, Good, Burbach and Shaw.

     VI. COMPENSATION OF DIRECTORS. Each director, other than those who are regularly employed officers of the Company, receives an annual director's fee of $18,000. In addition, effective January 1, 1994, each director, other than those who are regularly employed officers of the Company, receives a fee of $1,000 for each meeting of the Board of Directors actually attended and a fee of $250 for each meeting of the Compensation Committee or Audit Committee actually attended. Pursuant to the terms of the Company's Amended and Restated 1989 Incentive and Nonqualified Stock Option Plan, each Non-Employee Director is granted options to purchase 10,000 shares of Common Stock on the first business day of June following such director's initial election and options to purchase 5,000 shares of Common Stock each year thereafter. The Company also reimburses directors for travel and related expenses incurred in attending meetings of the Board of Directors or its committees.

     VII. REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION. The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

          The Compensation Committee (referred to hereafter as the "Committee") periodically reviews the compensation of the Company's executive officers and customarily meets in July of each year to consider executive officer compensation generally, as well as specific compensation matters. In July 1993, the Committee reviewed (i) personnel evaluations of the Company's key employees including executive officers, (ii) compensation guidelines suggested to the Company together with comparables of industry peer group companies ("Peer Group") prepared by an independent compensation consultant, (iii) information regarding the Company's results in meeting its principal business objectives, and (iv) the recommendations of management. The

     Committee ultimately approved salary levels and, where appropriate, stock option grants for Company employees including executive officers. In connection with these determinations, the Committee reviewed the general terms and conditions of employment of all employees of the Company, including but not limited to each executive officer, and considered compensation practices within the industry. In addition to compensation studies submitted by the independent consultant, the Committee considered advice of legal counsel and the individual views of Committee members on the Company's goals and objectives in reaching its decisions concerning executive officer compensation, including stock option grants. See Items I and II above, entitled "Summary Compensation Table" and "Stock Option Plans" for further information on cash compensation and stock option grants.

          The Peer Group was selected after an examination of all companies in the Company's industry that had similar property holdings in similar geographic areas, foreign as well as domestic. From that group, with the help of outside independent consultants practicing in the field of public company executive compensation, a list of 20 companies having a statistically meaningful range of market capitalization and gross revenue from approximately twice the size of the Company down to approximately half the size of the Company were chosen and analyzed. The companies selected for review for determining competitive compensation include those five companies comprising the Peer Index for which cumulative total return information is provided at Item IX below, entitled "Performance Graph," plus fifteen other companies; which, cumulatively comprise the twenty company Peer Group described above. Based upon information provided by the Company's independent consultants, generally the Company's officers are, in the case of base salary, at the low end of base salary and short-term bonus provided executive officers of Peer Group comparators and, in the case of long-term compensation including stock options, at the low end of similar compensation provided to executive officers of the Peer Group comparators.

          The Committee believes, and the executive compensation arrangements so reflect, that a blend of current cash compensation, fringe benefits, and long-term incentive compensation is appropriate. Current cash is provided by salary alone, the Company currently having no bonus plan, whether cash, stock or otherwise. Executives, like all employees, participate in a tax-qualified retirement plan and a tax-qualified savings plan maintained by the Company, (including an excess benefit arrangement adopted in December 1993, which is designed to provide to its executives, including the chief executive officer and other management employees, benefit opportunities otherwise curtailed by the application of certain limitations of the tax code) as well as in certain welfare benefit programs elsewhere described, which arrangements in the aggregate are substantially similar to those provided by the Peer Group comparators. Long-term incentive to executives is achieved through modest grants of stock options priced at market on date of grant and with traditional terms and conditions.

          The Company's only long-term compensation plan is its Stock Option Plan. No options are granted under that plan at a discount to current market price; therefore, compensation to an executive from the option plan depends entirely on increases in the market value of the Company's common stock, with the result that stock options benefit an executive if, and only to the extent that, similar benefits are received by the Company's stockholders. Moreover, the continued service requirements (delayed vesting) applicable to the stock option grants insure that, in the usual circumstance, the executive must render substantial services after the grant of options before being able to realize any value with respect to such grant.

          The Committee has adopted its executive compensation policies and practices with a view to engendering in management the principle that improving the Company's value is of paramount importance and that Company value is measured, to a lesser extent, by reference to improvement in the market value of the Company's common equity as reflected on the national exchanges on which such equity is traded; and, to a greater extent, by the most recent year's results relating to the principal corporate business objectives publicly enunciated by the Company for the period 1990-1992: (i) development of liquid hydrocarbon productivity; (ii) debt reduction and interest cost saving; (iii) reduction of overhead and operating costs; and
     (iv) hydrocarbon reserves preservation and enhancement. These objectives were the same as those reviewed and established by the Committee in July of 1992 in setting compensation for the period August 1992 through July 1993. The Committee determined in July 1993 that in every case the stated objectives had been demonstrably met to a high degree of success during the prior twelve-month period. In making its decisions, the Committee takes into account (i) success in achieving the principal corporate business objectives articulated above, (ii) evaluations by the Committee and others of the individual performance and achievement of executives, (iii) the increase in the Company's value as measured by its stock price, (iv) the individual's prior compensation level, and (v) compensation paid to Peer Group executives. The Committee does not assign weights to particular factors, and determination by the Committee of the exact levels of compensation, including salary, fringe benefit and stock option awards, is based on all factors taken as a whole, but is ultimately subjective.

          In August 1993, the chief executive officer's cash salary compensation was increased by 17%, with participation in employee benefit plans and fringe benefit programs remaining essentially constant except that the chief executive officer's August 1993 stock option grant was somewhat larger than in prior years. The Committee's determination of the chief executive officer's salary and stock option grant was based principally on the Company's achievement of its principal business objectives and the Committee's judgment that the chief executive officer's compensation package was at the low end relative to the Peer Group. For example, with reference to the four principal business objectives enunciated publicly by the Company in 1992 and earlier, (i) the Company enjoyed a 13% increase in total revenue and a 57% increase in earnings. This was attributable to the Company reaching a six-year high in production levels, due in large part to a 27% increase in the production of liquids as compared to 1991; (ii) the Company achieved a 13-year low in total debt level, and 24% savings in interest costs compared to 1991; (iii) the Company achieved a 10% reduction in general and administrative costs and an 8% reduction in operating costs as compared to 1991; and (iv) the Company replaced 143% of its proven hydrocarbon reserves produced during the year, bringing the year-end 1992 proven reserves base to a four-year high. In addition, the Committee noted the substantial contribution the chief executive officer's management style and work ethic made to the maintenance of the high positive morale of Company employees.

          Noting that the efforts of the Company's officers and employees in meeting the aforementioned objectives had been successful over the past several years, the Committee determined that revised corporate business objectives established by the board should be used for measuring Company officer and employee performance prospectively, which objectives include
     (i) steadily increasing hydrocarbon production levels, leading to increased revenues and earnings, (ii) growing the hydrocarbon reserves asset base,
     (iii) maintaining appropriate levels of debt and interest for an entity the size of the Company and controlling overhead and operating costs consistent with the Company's activity levels, and (iv) expanding exploration and production activities into new and promising geographic areas consistent with Company expertise. The Committee advised the executive officers of these new criteria for judging Company performance for the period August 1993 through July 1994 and determined that achievement of these goals would be important in evaluating executive officer performance for such period.

          In addition to its annual July meeting, the Committee also customarily meets in January of each year. In January 1993, the Committee determined to renew and to extend the Company's employment contracts. Seven key employees of the Company presently have such employment contracts. The Committee believes that the employment contracts are necessary to secure for the benefit of the Company the services of the individuals offered the contracts on the terms and conditions therein stated and to provide management stability in the event of significant corporate control events such as a tender offer, significant change in stock ownership or proxy contest. See Item V. above, entitled "Supplemental and Employment Agreements" for further information on certain of the employment contracts.

          Under Section 162(m) of the tax code, certain deductions otherwise available to the Company by reason of its incurrence of executive compensation expenses might not be deductible if (i) the aggregate of such amounts otherwise deductible in a single year by the Company with respect to one executive exceeds $1,000,000, (ii) the executive officer is the Company's chief executive officer or one of the four other most highly compensated officers (determined in each case as of the last day of the year), and (iii) there is not available an exception or exemption which would exclude the compensation from the limitation. Amounts payable or accrued under (i) the Company's tax-qualified plans, (ii) certain fringe benefit plans that do not result in income to the executive, and (iii) its stock option grants will all be excluded in considering whether the $1,000,000 level for a particular executive in a particular year has been exceeded. Because regulations relating to the application of the deduction limitation were not published until December 1993, the Committee did not in 1993 consider the application of these provisions to the Company's executive officer compensation policies and practices. However, after considering Company estimates of compensation payable to its executive officers, the fact that stock option compensation will not be considered in such determination, and the advice of counsel, the Committee believes that this provision of the tax law is unlikely to have any impact upon the Company in the near term.

          Committee decisions are generally reviewed by the board as a whole except with respect to those matters that must be peculiarly within the province of the Compensation Committee in order that the establishment and operation of the Stock Option Plan comply with SEC Rule 16b-3.

                                          THE COMPENSATION COMMITTEE:

                                          JOHN B. CARTER, JR., Chairman
                                          TOBIN ARMSTRONG
                                          JACK S. BLANTON
                                          FREDERICK A. KLINGENSTEIN
                                          NICHOLAS R. PETRY

     VIII. COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Company's Compensation Committee of its Board of Directors consists of Messrs. John B. Carter, Jr. (Chairman), Tobin Armstrong, Jack S. Blanton, Frederick A. Klingenstein and Nicholas R. Petry. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 1993 or engaged in any transactions or business relationships during 1993 that would require disclosure under Item 404 of Regulation S-K Under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended and the Energy Policy and Conservation Act of 1975 as promulgated by the Securities and Exchange Commission. Mr. Carter was an officer of the Company from 1977 to 1987 as more fully described under "Continuing Directors."

     IX. PERFORMANCE GRAPH. Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of (i) the Standard & Poor's 500 Stock Index, (ii) the Standard & Poor's Domestic Oil Index and (iii) a Peer Index selected by the Company composed of Anadarko Petroleum Corporation, Apache Corporation, The Louisiana Land & Exploration Company, Maxus Energy Corporation and Noble Affiliates, Inc. for the period of five fiscal years commencing December 31, 1988 and ended December 31, 1993.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

      MEASUREMENT PERIOD                                                         S&P DOMESTIC
    (FISCAL YEAR COVERED)            POGO           S&P 500       PEER INDEX          OIL
1988                                    100             100             100             100
1989                                    248.49          131.69          152.29          144.01
1990                                    145.46          127.61          129.97          136.73
1991                                    136.36          166.49          111.15          127.82
1992                                    248.49          179.16          129.22          130.53
1993                                    406.06          197.25          172.21          137.52

Note: The stock price performance for the Company's Common Stock is not necessarily indicative of future performance. Total Shareholder Return assumes reinvestment of all dividends.

                          APPROVAL OF AMENDMENT TO THE
               1989 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

     The Board of Directors, upon recommendation of the Compensation Committee, has approved and recommends a vote FOR an amendment (the "Amendment") to the Company's 1989 Incentive and Nonqualified Stock Option Plan, as amended and restated effective January 21, 1991 (the "Stock Option Plan") which would (i) increase the number of shares of Common Stock upon which options may be granted pursuant to the Stock Option Plan from 1,500,000 to 2,500,000 shares and (ii) limit the number of shares upon which options may be granted in any one year to any one key employee under the Stock Option Plan to no more than 150,000 shares. In accordance with recent changes to applicable regulations, the required minimum number of Compensation Committee members would be reduced from three persons to two. The affirmative vote of a majority of the votes present and entitled to vote at the 1994 annual meeting is required to approve the Amendment.

     The Stock Option Plan was originally approved by stockholders at the 1990 annual meeting held on April 24, 1990 and permitted the issuance of options on up to 1,000,000 shares of Common Stock. The Stock Option Plan was amended and restated effective January 21, 1991, at which time, among other things, the number of shares upon which options could be granted was increased to 1,500,000. The amended and restated Stock Option Plan was approved by the stockholders at the 1991 annual meeting held on April 23, 1991. Stockholder approval of the Amendment is necessary to allow the Committee continued flexibility to use stock options as part of the Company's compensation program for its key employees. As of March 1, 1994, options for only 236,056 shares remain available for grant pursuant to the Stock Option Plan.

     The Board of Directors believes that the Stock Option Plan serves as a valuable employment incentive, permitting the Company to retain in its employ persons of training, experience and ability, to attract new employees whose services are considered unusually valuable, to attract and retain qualified persons to serve as directors of the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interests of such persons in the development and financial success of the Company. Approximately 50 employees and 11 non-employee directors are eligible for awards under the Stock Option Plan.

     Recent changes to the federal tax code and proposed regulations thereunder have required the Company, in order to preserve tax deductions otherwise available to the Company with respect to options granted under the Stock Option Plan in certain instances, to seek stockholder approval to amend the Stock Option Plan to limit the number of shares of Common Stock upon which options may be granted in any one year to any one employee. Consequently, the Amendment also includes a limitation on the number of shares upon which options may be granted in any one year to any one key employee under the Stock Option Plan to no more than 150,000 shares.

     The Amended Plan will be administered by the Committee which consists of at least two members of the Board of Directors who have been appointed by the Board of Directors and who meet the requirements of the definition of "disinterested person" in Rule 16b-3(d)(3) under the Exchange Act.

     Under the Amended Plan, options for shares of Common Stock may be granted to key employees of the Company in any combination of incentive or nonqualified stock options ("Employee Options"), as determined by the Committee in its discretion. The Committee has the authority to determine the terms and provisions of any option agreements relating to Employee Options.

     Pursuant to the Amended Plan, all persons who serve as directors of the Company and who are not employees of the Company or any parent or subsidiary of the Company ("Non-Employee Directors") are automatically eligible for grants of nonqualified options covering a fixed number of shares of Common Stock ("Director Options"). Each Non-Employee Director is granted options to purchase 10,000 shares of Common Stock upon his initial election and options to purchase 5,000 shares of Common Stock are automatically granted on the first business day of June in each succeeding year in which such Non-Employee Director serves. Each Employee Option granted pursuant to the Amended Plan is exercisable in one or more installments on such date or dates as the Committee shall determine, although no portion of any Employee Option may become exercisable within the first six months after it is granted. Employee Options that have not vested expire upon such employee's termination of employment with the Company except upon the death, disability or retirement of such employee, in which case all of such employee's Employee Options become immediately exercisable. All Director Options granted pursuant to the Amended Plan are immediately exercisable on the date of the grant. Options are generally nontransferable and their exercise price is payable in full at the time of exercise, either in cash or by delivery of Common Stock with a fair market value equal to the exercise price that the optionee has owned for at least six months prior to the exercise date.

     Subject to adjustment as specified in the Amended Plan, a total of 2,500,000 shares of Common Stock shall be subject to the Amended Plan. The purchase price of each share placed under an Employee Option pursuant to the Amended Plan shall not be less than the fair market value of such share on the date the Employee Option is granted. The purchase price of each share placed under a Director Option shall be equal to the fair market value of such share on the date the Director Option is granted. Subject to certain limitations, as specified in the Amended Plan, options granted under the Amended Plan will terminate ten years from the date of granting of each option.

     The Amended Plan provides that in the event a "Change of Control" (as hereinafter defined) occurs, any unmatured installments of outstanding Employee Options would be accelerated and such options would become immediately exercisable. The Amended Plan provides, however, for a limitation on the acceleration of unmatured option installments in certain circumstances as set forth in the Amended Plan. The Committee may determine, in its discretion, that a "Change of Control" has occurred or will occur when a tender offer for outstanding shares of Common Stock is made, an offer to the Company to acquire all of the business and assets of the Company is made, which results in a change of control of the Company, or upon the occurrence of any other actual change in the control or management of the Company (whether by merger, consolidation, acquisition of assets or stock or otherwise). In addition, a "Change of Control" shall conclusively be deemed to have occurred if any "person," including a "group" as determined in accordance with Section (13)(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 80% or more of the combined voting power of the Company's then outstanding securities. The change of control provisions may in certain circumstances discourage a takeover of the Company or make it more difficult, and may have a similar effect on removal of incumbent management. The change of control provisions are not the result of management's knowledge of any specific efforts to accumulate Common Stock or to obtain control of the Company by means of a merger, tender offer, solicitation of proxies or consents or otherwise, nor are they part of a plan to implement a series of anti-takeover measures.

     The Board of Directors may amend, alter or discontinue the Amended Plan, except that no amendment or alteration shall be made which would impair the rights of a participant who has been granted options, without his consent, and except that no amendment or alteration shall be made without approval of stockholders, which would: (i) increase the total number of shares reserved for the purposes of such plan, except as specified therein with regard to a capital change of the Company, or decrease the option exercise price; (ii) extend the option period provided therein; (iii) materially increase the benefits accruing to optionees under the Amended Plan; or (iv) materially modify the requirements as to eligibility for participation in the Amended Plan.

     The Company intends that certain Employee Options issued under the Amended Plan will constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code. A $100,000 limit applies to the aggregate fair market value (determined at grant) of stock with respect to which incentive stock options are first exercisable by an optionee under all incentive stock option plans of the Company during any calendar year. In most instances, the tax treatment under the Internal Revenue Code of stock options qualifying as "incentive stock options" is more favorable to employees than the tax treatment accorded nonqualified options. Generally, upon the exercise of an incentive stock option, the optionee recognizes no income for federal income tax purposes. However, the exercise of the incentive stock option may require payment of an alternative minimum tax. The exercise of an incentive stock option results in an adjustment for calculating alternative minimum taxable income. The amount and timing of the adjustment to alternative minimum taxable income is generally governed by the income tax principles that apply to the taxation of nonqualified stock options.

     On the sale of the shares acquired due to exercise of an incentive stock option (assuming that the sale does not occur within two years from the date of grant of the option or within each year from the date of exercise), any gain is taxed to the optionee as long-term capital gain. The Company would not be entitled to a tax deduction upon the grant or exercise of an incentive stock option. However, the Company would be entitled to an ordinary income tax deduction in an amount equal to the amount of ordinary income recognized by such optionees upon the exercise of nonqualified options. In the event of a sale or other taxable disposition by the optionee of shares acquired due to the exercise of an incentive stock option within two years from the date of grant of the option or within one year from the date of exercise, the optionee generally will recognize ordinary income to the extent the fair market value of the shares on the date of exercise exceeds the exercise price, and any remaining gain or loss will be a capital gain or loss. To the extent the optionee has ordinary income upon a sale of shares acquired due to exercise of an incentive stock option, the Company will be entitled to an ordinary income tax deduction.

     The Company also intends that certain Employee Options and all Director Options issued pursuant to the Amended Plan will constitute nonqualified options. Generally, upon the exercise of a nonqualified option, the optionee recognizes taxable income in an amount equal to the difference between the then fair market value of the shares on the date of exercise price, unless the optionee is an officer or director of the Company. Upon any sale of shares acquired upon exercise of a nonqualified option, any difference between the sales price and the fair market value of the shares recognized as taxable income due to exercise of the nonqualified option will be treated generally as capital gain or loss.

     From the inception of the Stock Option Plan through March 1, 1994, options with respect to 1,278,945 shares of the Company's Common Stock have been granted to directors, officers and other key employees at exercise prices ranging from $5.56 to $19.00 per share for terms of ten years. The number of shares subject to options granted in 1993 to the named executive officers as a group, and all current directors who are not executive officers as a group, and all employees, including officers who are not executive officers, as a group, and the corresponding dollar value on the date of grant are shown in the following table:

                    1989 INCENTIVE AND STOCK OPTION PLAN (1)

                                                                                     NUMBER
                                                                      DOLLAR        OF UNITS
                         NAME AND POSITION                            VALUE($)      (SHARES)(2)
- --------------------------------------------------------------------  ------        --------
Paul G. Van Wagenen.................................................     (3)          41,042
  Chairman of the Board, President and Chief Executive Officer
D. Stephen Slack....................................................     (3)          20,521
  Director, Senior Vice President -- Finance and Chief Financial
     Officer
Kenneth R. Good.....................................................     (3)          20,521
  Senior Vice President -- Land and Budgets
Stuart P. Burbach...................................................     (3)           8,208
  Vice President and Offshore Division Manager
Sammie M. Shaw......................................................     (3)           8,208
  Vice President -- Operations
Executive Group (12 persons)........................................     (3)         135,000
Non-Executive Director Group (11 persons)...........................     (3)          60,000
Non-Executive Officer Employee Group (39 persons)...................     (3)          96,500

- ---------

(1) Summary of benefits granted under the Stock Option Plan during the year ended December 31, 1993.

(2) Conditions under which the options granted under the Stock Option Plan could be adjusted are described in the accompanying discussion of the Stock Option Plan.

(3) Exercise price equals the fair market price of the Company's Common Stock on the date of grant.

     The closing price per share of the Company's Common Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for March 1, 1994, was $18.25.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has approved and recommends a vote FOR the appointment of Arthur Andersen & Co. as independent public accountants to audit the financial statements of the Company for the year 1994. Such firm has examined the Company's accounts since its organization.

     A representative of Arthur Andersen & Co. will attend the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                 ANNUAL REPORT

     The annual report to stockholders, including financial statements, for the year ended December 31, 1993 has been mailed to stockholders. The annual report is not a part of the proxy solicitation material.

                         PROPOSALS BY SECURITY HOLDERS

     Proposals intended to be presented by stockholders at the Company's 1995 Annual Meeting must be received by the Company, at the address set forth on the first page of this Proxy Statement, no later than November 21, 1994, in order to be included in the Company's proxy material and form of proxy relating to such meeting. Stockholder proposals must also be otherwise eligible for inclusion.

                              COMPLIANCE WITH THE
                         EXCHANGE ACT AND OTHER MATTERS

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1993, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Messrs. Brumley, Carter, Hunt and Gipson each inadvertently did not file one report on Form 4 to report the acquisition or disposition of certain 8% convertible subordinated debentures due 2005 (the "Debentures") held by them including, in the cases of Messrs. Brumley, Hunt and Gipson, the involuntary disposition upon mandatory redemption by the Company of certain of the Debentures they each held. Each of these omissions was corrected on a timely filed year-end report on Form 5.

     A petition for relief, still pending, pursuant to Chapter 11 of the U.S. Bankruptcy Code, was filed by Mr. Hunt on June 14, 1993, in the U.S. Bankruptcy Court for the Northern District of Texas, Dallas Division, following an adverse judgment which was rendered against him in Winkler County, Texas. The judgment is under appeal.

                                 OTHER BUSINESS

     Management does not intend to bring any business before the annual meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the meeting by others. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters pursuant to the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Paul G. Van Wagenen
                                          Chairman of the Board

March 21, 1994

                         (Continued from other side)

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/

                                                                  WITHHOLD   FOR ALL NOMINEES EXCEPT
                                                         FOR      AUTHORITY  NOMINEE(S) WRITTEN BELOW
1994  1. ELECTION OF DIRECTORS -                         / /      / /        / /
         Nominees - Tobin Armstrong, Gerrit W. Gong,                                                   -----------------------------
         John Stuart Hunt and Jack A. Vickers
P                                                        FOR      AGAINST    ABSTAIN                   The undersigned
R     2. APPROVAL OF AN AMENDMENT                        / /      / /        / /                       hereby acknowledges
O        to the 1989 Incentive                                                                         receipt of the
X        and Non-Qualified Stock                                                                       Notice of, and
Y        Option Plan.                                                                                  Proxy Statement
                                                         FOR      AGAINST    ABSTAIN                   for, the Annual
      3. APPROVAL OF THE APPOINTMENT OF                  / /      / /        / /                       Meeting and the
         ARTHUR ANDERSEN & CO. as                                                                      1994  Annual Report
         independent accountants, to                                                                   to  Stockholders of
         audit the financial statements                                                                Pogo Proudcing Company.
         of the Company for 1994.

                                                                                                             Dated:           , 1994
                                                                                                                   ----------


                                                                                                       -----------------------------
                                                                                                       Signature


                                                                                                       -----------------------------
                                                                                                       Signature

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE                                      NOTE: Please sign
DIRECTED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE                                         exactly as your name
APPROVAL OF THE AMENDMENT TO THE 1989 INCENTIVE AND NON-QUALIFIED                                      appears on the
STOCK OPTION PLAN AND FOR THE PROPOSAL TO APPROVE THE APPOINTMENT                                      reverse side of
OF ARTHUR ANDERSEN & CO. TO AUDIT THE FINANCIAL STATEMENTS OF THE                                      this proxy. Joint
COMPANY FOR 1994.                                                                                      owners should each
                                                                                                       sign. Executors,
                                                                                                       Administrators,
                                                                                                       Trustees, etc.
                                                                                                       should give their
                                                                                                       full title.
                                                                                                       Corporations should
                                                                                                       sign full corporate
                                                                                                       name by authorized
                                                                                                       officer.

                            POGO PRODUCING COMPANY

  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
              OF STOCKHOLDERS TO BE HELD TUESDAY, APRIL 26, 1994.

        The undersigned hereby appoints Paul G. Van Wagenen and John O. McCoy, Jr. jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock of Pogo Producing Company that the undersigned would be entitled to vote at the 1994 Annual Meeting of Stockholders, or at any adjournments thereof, on all matters which may come before such meeting, all as set forth in the accompanying Proxy Statement, including the proposals set forth on the reverse side of this proxy.










            IMPORTANT - This Proxy must be signed and dated on the reverse side.